UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2016

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On December 21, 2016 in accordance with the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) dated as of July 24, 2016 by and among Carmike Cinemas, Inc. (“Carmike”), AMC Entertainment Holdings, Inc. (“AMC”) and Congress Merger Subsidiary, Inc. (“Merger Sub”), Merger Sub merged with and into Carmike, with Carmike continuing as the surviving corporation and a wholly owned subsidiary of AMC (the “Merger”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each share of Carmike common stock, par value $0.03 per share, issued and outstanding immediately prior to the effective time (other than Carmike shares owned by AMC, Merger Subsidiary or Carmike or held by stockholders that have properly demanded appraisal for such shares in accordance with Delaware law) was converted into the right to receive either (i) $33.06 in cash, without interest (the “Cash Consideration”) or (ii) 1.0819 shares of AMC class A common stock (the “Stock Consideration” and together with the Cash Consideration, the “Per Share Merger Consideration”), as elected pursuant to and as provided in the Merger Agreement (the “Election”), subject to proration so that 70% of the total shares held by all Carmike stockholders are converted into cash and 30% of the total shares held by all Carmike stockholders are converted into shares of AMC class A common stock.

At the effective time of the Merger, each Carmike stock option, share of restricted stock, restricted stock unit and performance share, became 100% vested, and was cancelled and converted into the right to receive the Per Share Merger Consideration pursuant to the election and proration procedures described above or, in the case of stock options that were not exercised, the excess, if any, of the cash amount of the Per Share Merger Consideration over the exercise price of such stock option. Performance shares were paid based on actual results for each performance period completed prior to closing or at target for all incomplete periods.

The final results of the Election (taking into account registered holders of Carmike common stock, holders of Carmike common stock acquired pursuant to Carmike’s Employee Stock Purchase Plan and/or held in a Carmike managed brokerage account and holders of Carmike equity awards) are as follows:

•	Holders of approximately 91.1% of outstanding shares of Carmike common stock, or 23,006,194 shares of Carmike common stock, elected to receive the Stock Consideration;

•	Holders of approximately 4.9% of outstanding shares of Carmike common stock, or 1,230,343 shares of Carmike common stock, elected to receive the Cash Consideration; and

•	Holders of approximately 4.0% of shares of Carmike common stock, or 996,848 shares of Carmike common stock, made no election.

The total number of shares of Carmike common stock and Carmike equity awards that elected to receive the Stock Consideration exceeded 30% of the total shares held by all Carmike stockholders and equity award holders; therefore shares of Carmike common stock and equity awards for which a stock election was made will be prorated pursuant to the terms of the Merger Agreement. As a result of proration, Carmike stockholders and equity award holders that elected to receive the Stock Consideration will receive the Stock Consideration with respect to approximately 32.9% of those shares or equity awards so elected and will receive the Cash Consideration with respect to the remaining 67.1% of those shares or equity awards so elected. Carmike stockholders and equity award holders electing to receive the Cash Consideration and Carmike stockholders and equity award holders that did not make a valid election will receive the Cash Consideration in exchange for all of their shares of Carmike common stock and equity awards. No fractional shares of AMC class A common stock are being issued, and cash is being paid in lieu thereof, based on a value of $32.0668 per share of AMC class A common stock.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by Carmike on July 25, 2016 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the Merger, on December 21, 2016, the Company terminated all commitments and repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment, under that certain credit agreement (the “Credit Agreement”) dated June 17, 2015, by and among Carmike, the several lenders thereunder (the “Lenders”), and JPMorgan Chase Bank, National Association, as Administrative Agent, and terminated the Credit Agreement. No penalties were due in connection with such repayment.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The information set forth under the “Introduction” above is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 21, 2016 in connection with the consummation of the Merger, the NASDAQ Global Market (the “Exchange”) was notified that each outstanding share of Carmike common stock was converted pursuant to the Merger into the right to receive the Per Share Merger Consideration, subject to the terms and conditions of the Merger Agreement. As a result, Carmike no longer satisfies the listing requirements of the Exchange. Carmike requested that the Exchange file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the shares of Carmike common stock. Carmike requested that the Exchange delist its common stock on December 21, 2016 and, as a result, trading of the Carmike common stock on the Exchange was halted prior to the opening of the Exchange on December 21, 2016. Carmike common stock will be delisted and removed from trading on the Exchange on December 22, 2016.

In addition, AMC intends to file with the SEC a certification and notice of termination on Form 15 requesting that Carmike common stock and all debt securities be deregistered under Section 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”), and that Carmike’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to its common stock be suspended.

The information set forth under the “Introduction” above is incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the terms of the Merger Agreement, each share of Carmike common stock issued and outstanding immediately prior to the effective time of the Merger (other than Carmike shares owned by AMC, Merger Subsidiary or Carmike or held by stockholders that have properly demanded appraisal for such shares in accordance with Delaware law) was converted into the right to receive the Per Share Merger Consideration.

At the effective time of the Merger, holders of shares of Carmike common stock ceased to have any rights as stockholders of Carmike, other than the right to receive the Per Share Merger Consideration in accordance with the Merger Agreement or, in the case of shares of Carmike common stock held by stockholders properly exercising appraisal rights available under Section 262 of the Delaware General Corporation Law, appraisal rights.

At the effective time of the Merger, each Carmike stock option, share of restricted stock, restricted stock unit and performance share was converted into the right to receive the Per Share Merger Consideration pursuant to the election and proration procedures described above or, in the case of stock options that were not exercised, the excess, if any, of the cash amount of the Per Share Merger Consideration over the exercise price of such stock option. Performance shares were paid based on actual results for each performance period completed prior to closing or at target for all incomplete periods.

The information set forth under the “Introduction” above and under Items 3.01 and 5.03 is incorporated by reference herein.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, a change of control of Carmike occurred on December 21, 2016, and Carmike became an indirect, wholly owned subsidiary of AMC.

The information set forth under the “Introduction” above and under Items 3.03 and 5.03 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Merger, each of the directors and officers of Carmike and its subsidiaries and affiliates immediately prior to the effectiveness of the Merger voluntarily resigned from all positions as a director and/or officer of Carmike or its subsidiaries and affiliates, as applicable. The directors of Merger Sub, Mr. Craig Ramsey, Mr. John McDonald, and Mr. Kevin Connor, current officers of AMC, will become the directors of Carmike.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, at the effective time, Carmike’s then-existing Amended and Restated Certificate of Incorporation and Bylaws were amended and restated in their entirety. Copies of the amended and restated certificate of incorporation the amended and restated bylaws are filed as Exhibit 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 2.1	Amended and Restated Agreement and Plan of Merger, dated as of July 24, 2016, by and among Carmike Cinemas, Inc., AMC Entertainment Holdings, Inc. and Congress Merger Subsidiary, Inc. (incorporated by reference to Exhibit 2.1 to Carmike Cinemas, Inc.’s Current Report on Form 8-K filed on July 25, 2016).*

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Carmike Cinemas, Inc.

Exhibit 3.2	Amended and Restated Bylaws of Carmike Cinemas, Inc.

*Certain schedules and exhibits to this agreement were omitted pursuant to Item 601(b)(2) of Regulation S-K and the registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule and/or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: December 21, 2016	By:	/s/ Daniel E. Ellis
Daniel E. Ellis
Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1*	Amended and Restated Agreement and Plan of Merger, dated as of July 24, 2016, by and among Carmike Cinemas, Inc., AMC Entertainment Holdings, Inc. and Congress Merger Subsidiary, Inc. (incorporated by reference to Exhibit 2.1 to Carmike Cinemas, Inc.’s Current Report on Form 8-K filed on July 25, 2016).

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Carmike Cinemas, Inc.

Exhibit 3.2	Amended and Restated Bylaws of Carmike Cinemas, Inc.

* Certain schedules and exhibits to this agreement were omitted pursuant to Item 601(b)(2) of Regulation S-K and the registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule and/or exhibit upon request.